Exhibit 99

Contact:	Gary Thompson - Media	Jacqueline Beato - Investors
	Caesars Entertainment Corporation	Caesars Entertainment Corporation
	(702) 407-6529	(702) 407-6131

Caesars Entertainment Reports Second-Quarter and First-Half 2011 Results

•	Property EBITDA rises 15.2 percent

•	Las Vegas fundamentals improving, Atlantic City results stabilize

•	Customer-satisfaction scores reach record levels

LAS VEGAS - August 9, 2011 - Caesars Entertainment Corporation today reported the following financial results for the 2011 second quarter and first half:

COMPANY-WIDE RESULTS

Caesars Entertainment Corporation

	Quarter Ended June 30,		Percent Increase/ (Decrease)	Six Months Ended June 30,		Percent Increase/ (Decrease)
(In millions)	2011	2010		2011	2010
Net revenues	$2,229.1	$2,220.7	0.4%	$4,408.1	$4,409.1	—%
Income/(loss) from operations	252.1	(0.3)	N/M	465.7	225.5	N/M
Impairment of intangible assets, including goodwill	—	100.0	N/M	—	100.0	N/M
Income from operations before impairment charges	252.1	99.7	N/M	465.7	325.5	43.1%
Net loss attributable to Caesars Entertainment Corporation	(155.5)	(274.0)	(43.2)%	(302.9)	(469.6)	(35.5)%

Property EBITDA (1)	541.8	470.2	15.2%	1,026.7	963.9	6.5%

Adjusted EBITDA (1) (2)	526.1	459.9	14.4%	995.1	941.5	5.7%

N/M - Not meaningful

“Our second-quarter results clearly indicate that the organizational and strategic changes we’ve made to meet the challenges of the recession are improving our performance and paving the way for accelerated growth when the economy improves,” said Gary Loveman, chairman, chief executive officer and president of Caesars Entertainment Corporation.

Second-Quarter Commentary

Caesars Entertainment’s 2011 second-quarter revenues increased 0.4 percent to $2,229.1 million from $2,220.7 million in the 2010 second quarter despite an overall decline in visitation and the temporary closures of five of our properties in the Illinois/Indiana and Louisiana/Mississippi regions due to flooding. The increase was attributable to higher spend from our most loyal customers as well as growth in hotel revenue, most notably in the Las Vegas market.

Income from operations for the second quarter 2011 was $252.1 million, compared with a loss from operations of $0.3 million in 2010. The loss from operations in 2010 included impairment charges related to goodwill and other non-amortizing intangible assets of $100.0 million. Prior to consideration of the 2010 impairment charges, income from operations increased in the second quarter 2011 to $252.1 million, compared with $99.7 million for the 2010 second quarter. The increase was due to reduced property operating expenses resulting from the company’s cost-reduction efforts and reduced and more focused marketing expenditures. Additionally, we recorded charges during the second quarter 2010, with no comparable amounts in 2011, for $52.2 million to fully reserve a note-receivable balance related to a venture for development of a casino project in Philadelphia, and $25.0 million relating to a previously disclosed contingency. These charges are reported for 2010 within project opening costs and other items within our Consolidated Summary of Operations.

Net loss attributable to Caesars Entertainment Corporation for the second quarter 2011 was $155.5 million, compared with $274.0 million for the year-ago quarter. Net loss attributable to Caesars Entertainment Corporation included gains related to the early extinguishment of debt of $14.7 million ($9.5 million, net of taxes) and $18.7 million ($12.1 million, net of taxes) for the second quarter 2011 and 2010, respectively.

First-Half Commentary

Caesars Entertainment’s 2011 first-half revenues were flat compared to the same period in 2010. The Company experienced reduced visitation by rated players and the temporary closures of seven properties in the Illinois/Indiana and Louisiana/Mississippi regions due to flooding and severe weather conditions, the effects of which were offset by increased customer spend per trip and the full six-month impact of Planet Hollywood Las Vegas, which was acquired in February 2010.

Income from operations for the first half of 2011 was $465.7 million, compared with $225.5 million for 2010. Included in income from operations for 2010 were impairment charges related to goodwill and other non-amortizing intangible assets of $100.0 million. Prior to consideration of the 2010 impairment charges, income from operations increased to $465.7 million for the first half of 2011, compared with income from operations of $325.5 million for the first half 2010. The increase was attributable to the effect of the second quarter 2010 charges described above, reduced property operating expenses resulting from the company’s cost-reduction efforts, reduced and more focused marketing expenditures, increased rated-player spend per trip, and improving fundamentals in Las Vegas.

Net loss attributable to Caesars Entertainment Corporation for first half 2011was $302.9 million, compared with $469.6 million for the same period in 2010. Net loss attributable to Caesars Entertainment Corporation included gains related to the early extinguishment of debt of $47.9 million ($30.5 million, net of taxes), and losses related to the early extinguishment of debt of $28.7 million ($18.1 million, net of taxes) for the first half 2011 and 2010, respectively.

Management Commentary

“In 2008, we began implementing a series of structural and operational refinements designed to streamline our operating structure, strengthen our balance sheet, enhance our marketing effectiveness and improve our ability to act on growth opportunities,” Loveman said. “Those activities accelerated as the recession deepened, resulting in substantial cost savings, greater financial flexibility and capital-efficient, high-return investments. The changes we’ve made, coupled with improved spend-per-trip fundamentals and overall improvements in Las Vegas, were largely responsible for our best quarterly gains in three years. We are continuing to implement programmatic initiatives to improve our efficiency and flexibility, which should serve us well when the economy improves.

“In the second quarter, we achieved the highest customer-satisfaction scores in the company’s history, thanks to improved service delivery and optimized reinvestment,” he said. “We saw the successful launch of TR Marketplace, which allows Total Rewards cardholders to earn reward credits from more than 500 retailers nationwide.

“We were especially pleased and honored with the seven-year management-contract extension we signed during the quarter with the Eastern Band of Cherokee Indians,” Loveman said. “And despite turmoil in the poker community created by federal indictments of online poker sites catering to U.S. players, the 58-event World Series of Poker drew a record number of participants and generated a record prize pool of more than $190 million.

“We continued to move ahead with promising development projects,” Loveman said. “Construction progressed toward completion by December of 662 rooms in the Octavius Tower at Caesars Palace. Also in Las Vegas, we made significant progress in the planning and design of the LINQ retail, dining and entertainment experience. In Ohio, the tax and regulatory agreement with Gov. Kasich has allowed us to resume construction of the Cleveland and Cincinnati casino projects with Rock Gaming that are expected to open in the first quarter of 2012 and the second quarter of 2013, respectively. We are also working to develop additional potential casino opportunities domestically and abroad.

“The introduction of further precision in our marketing systems such as our PRISM real-time slot marketing technology was a second-quarter focal point,” he said. “Following an increase in marketing spend during the first half of 2010, the company began an empirical-learning process to refocus our customer reinvestment late last year. Year-over-year marketing spend was lower in the second quarter of 2011 than in the year-earlier quarter.

“We also progressed with efforts to redefine our operating structure,” Loveman said. “We believe this endeavor will create significant cost advantages that will be difficult for competitors of smaller size and scale to replicate. We also expect these efforts to produce a more streamlined decision-making process, allowing us to react more quickly to market and competitive changes.”

The Company measures its performance in part through tracking of trips by rated players and spend per rated-player trip. On a consolidated basis, trips by rated players in 2011 decreased 9.2 percent for the second quarter and 8.6 percent for the first half from the year-ago periods, while spend per rated-player trip increased 5.6 percent for the second quarter and 4.7 percent for the first half. The visitation declines were the result of temporary closures of five of our properties in the Illinois/Indiana and Louisiana/Mississippi regions during the second quarter due to flooding, as well as the impact of marketing programs on visitation frequency of certain customer segments. The visitation declines in the first half 2011 also included temporary closures of two other properties in the mentioned regions due to severe weather conditions. Cash average daily room rates saw an increase of 5.3 percent in the second quarter 2011 compared to the second quarter 2010 and 5.5 percent for the first half, and total occupancy percentages increased 3.3 and 3.5 percentage points for the second-quarter and first-half periods, respectively.

Caesars Entertainment has undertaken comprehensive cost-reduction efforts to right-size expenses with business levels. During the fourth quarter of 2010, the Company began a new initiative to reinvent certain aspects of its functional and operating units to streamline operations and gain significant further cost reductions. During the quarter and first half 2011, the Company realized cost savings of $86.2 million and $152.4 million, respectively, and has estimated cost savings yet to be realized of $161.4 million as of June 30, 2011.

As a substantial portion of the debt of Caesars Entertainment’s consolidated group is issued by Caesars Entertainment Operating Company, Inc. (CEOC), the Company believes it is meaningful to also provide information pertaining to the results of operations of CEOC. Company wide results for CEOC are provided below. CEOC’s Summary of Operations, Supplemental Information, and Reconciliation of Net Loss Attributable to Caesars Entertainment Operating Company, Inc. to Adjusted EBITDA and LTM EBITDA are on pages 17 through 23.

Caesars Entertainment Operating Company, Inc.

	Quarter Ended June 30,		Percent Increase/ (Decrease)	Six Months Ended June 30,		Percent Increase/ (Decrease)
(In millions)	2011	2010		2011	2010
Net revenues	$1,717.7	$1,703.8	0.8%	$3,425.8	$3,414.7	0.3%
Income/(loss) from operations	205.0	(44.0)	N/M	390.9	153.9	N/M
Impairment of intangible assets, including goodwill	—	100.0	N/M	—	100.0	N/M
Income from operations before impairment charges	205.0	56.0	N/M	390.9	253.9	54.0%
Net loss attributable to Caesars Entertainment Operating Company, Inc.	(179.2)	(278.1)	(35.6)%	(352.7)	(443.2)	(20.4)%

Property EBITDA (1)	429.2	355.8	20.6%	824.0	752.1	9.6%

Adjusted EBITDA (1) (2)	411.9	343.4	19.9%	790.2	726.5	8.8%

REGIONAL OPERATING RESULTS SUMMARY

To provide more meaningful information than would be possible on either a consolidated basis or an individual property basis, the Company’s casino properties have been grouped into regions to facilitate discussion of its operating results.

Las Vegas property visitation by rated players rose 0.2 percent for the second quarter 2011 and 4.1 percent for the first half 2011 from the year-ago periods, and the amount spent per rated-player trip in 2011 increased 9.2 percent for the second quarter and 5.3 percent for the first half. Hotel revenues increased in 2011 9.5 percent for the second quarter and 13.3 percent for the first half. Cash average daily room rates increased in 2011 6.5 percent and 7.0 percent and total occupancy percentages rose 3.6 and 4.0 percentage points for the second-quarter and first-half periods, respectively.

Atlantic City property visitation by the Company’s rated players decreased 4.1 percent for the second quarter 2011 and 4.9 percent for the first half 2011 from the year-ago periods, and the amount spent per rated-player trip in 2011 decreased 0.1 percent for the second quarter and 0.9 percent for the first half.

For the remainder of the Company’s United States markets, 2011 second-quarter visitation by rated players decreased 15.1 percent, while spend per rated-player trip increased 6.4 percent from 2010. In the first half 2011, visitation by rated players decreased 14.4 percent, while spend per rated-player trip increased 5.4 percent from 2010. Visitation declines in both periods were due largely to flood-related closures and the impact of more focused marketing.

Flooding of the Ohio and Mississippi Rivers during the second quarter of 2011 caused temporary closures of Horseshoe Southern Indiana, Horseshoe Tunica, Tunica Roadhouse, Harrah’s Tunica and Harrah’s Metropolis. Based on their locations and other factors, some properties were closed longer than others; however, all properties were reopened as of May 27, 2011. While the closures did contribute to the reduced revenues experienced in the affected regions, the overall financial impact on the Company’s results of operations for 2011 is insignificant, after taking into account insurance coverage. Costs incurred during the closures, as well as those in connection with restoring the affected properties to operating condition of approximately $29 million, have not been expensed, but instead have been recorded as a receivable from third-party insurance providers. The Company also expects to receive insurance recoveries for lost profits through business-interruption insurance, which will be recognized into income in the period in which settlements with insurers are finalized.

Further discussion of results by region follow:

LAS VEGAS REGION

Revenues increased 10.3 percent and 8.4 percent in the 2011 second quarter and first half, respectively, from the year-ago periods. Visitation was relatively flat for the 2011 second quarter and increased slightly for the first half, and this region experienced an increase in its customer gaming spend per trip of 9.2 percent and 5.3 percent, respectively. Revenues were also increased by higher total occupancy percentages and cash average daily room rates for both the 2011 second-quarter and first-half periods. These trends demonstrate strengthening fundamentals in the region. Revenues for the first half 2011 also include the full six-month impact of Planet Hollywood Las Vegas, which was acquired in February 2010. Income from operations for the 2011 second quarter and first half increased compared to the 2010 periods due to the income impact of increased revenues and improved operating margins due to a continued focus on effective cost management through the implementation of the Company’s efficiency projects. Included in 2010 second-quarter and first-half income from operations but not in Property EBITDA are increased levels of property remediation costs, which did not recur in the 2011 second-quarter and first-half periods.

	Quarter Ended June 30,		Percent Increase/ (Decrease)	Six Months Ended June 30,		Percent Increase/ (Decrease)
(In millions)	2011	2010		2011	2010
Net revenues	$786.4	$712.7	10.3%	$1,512.8	$1,395.5	8.4%
Income from operations	147.4	72.1	N/M	260.2	178.0	46.2%
Property EBITDA (1)	233.1	176.8	31.8%	426.5	367.7	16.0%

Las Vegas Region properties include Bally’s Las Vegas, Bill’s Gamblin’ Hall & Saloon, Caesars Palace, Flamingo Las Vegas, Harrah’s Las Vegas, Imperial Palace, Paris, Planet Hollywood and Rio.

ATLANTIC CITY REGION

The Atlantic City Region revenues continued to be affected by the ongoing difficult economic environment, competition from new casinos and the mid-2010 introduction of table games in the Pennsylvania market. As a result, 2011 second-quarter and first-half revenues were slightly lower than the prior year periods. Second-quarter and first-half 2011 income from operations increased due to reduced property operating expenses as a result of reduced and more focused marketing expenses, lower depreciation expense and reduced payroll-related and property-tax expenses.

	Quarter Ended June 30,		Percent Increase/ (Decrease)	Six Months Ended June 30,		Percent Increase/ (Decrease)
(In millions)	2011	2010		2011	2010
Net revenues	$477.4	$487.9	(2.2)%	$926.8	$945.4	(2.0)%
Income from operations	34.5	27.7	24.5%	53.9	49.2	9.6%
Property EBITDA (1)	84.3	81.7	3.2%	150.8	150.4	0.3%

Atlantic City Region properties include Bally’s Atlantic City, Caesars Atlantic City, Harrah’s Atlantic City, Harrah’s Chester and Showboat Atlantic City.

LOUISIANA/MISSISSIPPI REGION

Revenues in the region decreased for the 2011 second quarter and first half from the 2010 periods, primarily due to the temporary closures of three properties in the region due to flooding. Included in the second-quarter and first-half 2010 income/(loss) from operations was an impairment charge of $51.0 million related to impairment of intangible assets at one of the region’s properties. Prior to the consideration of the 2010 impairment charges, income from operations and Property EBITDA for the second quarter and first half 2011 improved from the 2010 periods, as a result of insurance recovery receivables recorded during the second quarter 2011 which offset certain costs incurred during the closures and as a result of the flooding. The 2010 second quarter and first half results include a one-time rent adjustment paid to the City of New Orleans in the amount of $6.4 million.

	Quarter Ended June 30,		Percent Increase/ (Decrease)	Six Months Ended June 30,		Percent Increase/ (Decrease)
(In millions)	2011	2010		2011	2010
Net revenues	$267.7	$298.7	(10.4)%	$553.8	$605.7	(8.6)%
Income/(loss) from operations	36.9	(30.6)	N/M	70.6	1.7	N/M
Impairment of intangible assets, including goodwill	—	51.0	N/M	—	51.0	N/M
Income from operations before impairment charges	36.9	20.4	80.9%	70.6	52.7	34.0%
Property EBITDA (1)	62.9	46.1	36.4%	123.4	104.2	18.4%

Louisiana/Mississippi Region properties include Grand Casino Biloxi, Harrah’s New Orleans, Harrah’s Tunica, Horseshoe Bossier City, Horseshoe Tunica, Louisiana Downs and Tunica Roadhouse.

IOWA/MISSOURI REGION

Revenues in the region were relatively flat in the 2011 second quarter and down 3.0 percent in the first half from the 2010 periods due to increased competitive pressures in the region and reduced visitation, offset by an increase in customer spend per trip. Income from operations and Property EBITDA for the 2011 second quarter increased due to reduced property operating expenses as a result of continued focus on effective cost management through the implementation of the Company’s efficiency projects.

	Quarter Ended June 30,		Percent Increase/ (Decrease)	Six Months Ended June 30,		Percent Increase/ (Decrease)
(In millions)	2011	2010		2011	2010
Net revenues	$185.1	$186.1	(0.5)%	$362.5	$373.7	(3.0)%
Income from operations	47.8	44.6	7.2%	91.7	92.1	(0.4)%
Property EBITDA (1)	59.9	57.0	5.1%	116.2	117.0	(0.7)%

Iowa/Missouri Region properties include Harrah’s Council Bluffs, Harrah’s North Kansas City, Harrah’s St. Louis and Horseshoe Council Bluffs.

ILLINOIS/INDIANA REGION

Revenues in the region decreased for the 2011 second quarter and first half from the 2010 periods, primarily due to the temporary closures of two properties in the region due to flooding. Income from operations and Property EBITDA for the second quarter and first half 2011 improved from the 2010 periods, as a result of insurance recovery receivables recorded during the second quarter 2011 that offset certain costs incurred during the closures and as a result of the flooding.

	Quarter Ended June 30,		Percent Increase/ (Decrease)	Six Months Ended June 30,		Percent Increase/ (Decrease)
(In millions)	2011	2010		2011	2010
Net revenues	$268.8	$295.5	(9.0)%	$545.9	$592.5	(7.9)%
Income from operations	40.6	38.3	6.0%	79.7	77.2	3.2%
Property EBITDA (1)	63.5	59.1	7.4%	122.9	118.3	3.9%

Illinois/Indiana properties include Harrah’s Joliet, Harrah’s Metropolis, Horseshoe Hammond and Horseshoe Southern Indiana.

OTHER NEVADA REGION

Second-quarter and first-half 2011 revenues for the region declined slightly from the 2010 periods due to lower guest visitation and lower customer spend per trip driven by increased competitive pressure. Included in the 2010 second-quarter and first-half loss from operations was an impairment charge of $49.0 million related to the impairment of intangible assets at one of the region’s properties. Income from operations before impairment charges and Property EBITDA were relatively flat as the effects from cost-savings initiatives were more than able to offset the income impact of revenue declines.

	Quarter Ended June 30,		Percent Increase/ (Decrease)	Six Months Ended June 30,		Percent Increase/ (Decrease)
(In millions)	2011	2010		2011	2010
Net revenues	$108.6	$110.8	(2.0)%	$214.2	$220.7	(2.9)%
Income/(loss) from operations	10.8	(38.4)	N/M	18.0	(31.3)	N/M
Impairment of intangible assets, including goodwill	—	49.0	N/M	—	49.0	N/M
Income from operations before impairment charges	10.8	10.6	1.9%	18.0	17.7	1.7%
Property EBITDA (1)	21.3	22.2	(4.1)%	39.4	40.9	(3.7)%

Other Nevada properties include Harrah’s Lake Tahoe, Harrah’s Laughlin, Harrah’s Reno and Harvey’s Lake Tahoe.

MANAGED AND INTERNATIONAL

Revenue increases during the second quarter 2011 were attributable to Thistledown Racetrack, which was acquired in July 2010, and increased visitation and customer spend per trip at the Company’s Uruguay property, offset by declines experienced by two properties in Egypt as a result of recent political uprisings. Turmoil in the region continues to impact the Egyptian properties’ income from operations and Property EBITDA.

	Quarter Ended June 30,		Percent Increase/ (Decrease)	Six Months Ended June 30,		Percent Increase/ (Decrease)
(In millions)	2011	2010		2011	2010
Net revenues	$112.1	$110.7	1.3%	$248.6	$240.9	3.2%
Income from operations	2.6	6.6	(60.6)%	22.0	22.0	—%
Property EBITDA (1)	16.6	19.4	(14.4)%	49.4	51.1	(3.3)%

OTHER ITEMS

In 2011, the Human Resources Committee of the Board of Directors adopted the Project Renewal Incentive Plan (the “Plan”) – a plan designed to incent the Company’s leadership to undertake the cost-savings initiatives proposed as part of a comprehensive program to streamline the Company’s operations that was launched in the fourth quarter of 2010. Under this Plan, the Company recorded $9.6 million and $11.6 million in expense for the quarter and six months ended June 30, 2011, respectively. Prior to the recording of expense under this Plan, Corporate expense declined by $2.3 million and $4.4 million for the quarter and six months ended June 30, 2011, primarily as a result of the Company’s cost savings initiatives.

Interest expense increased $67.8 million and $49.7 million for the 2011 second quarter and first half, respectively, from the same periods in 2010 due primarily to changes in fair value of derivative instruments and additional amortization of deferred losses frozen in accumulated other comprehensive loss, partially offset by reduced interest from purchases of CMBS debt and lower fixed payment rates on outstanding swaps from the year-ago periods.

During the second quarter 2011, the Company recognized a pre-tax gain on early extinguishments of debt of $14.7 million, compared with a pre-tax gain on early extinguishments of debt of $18.7 million in the second quarter 2010. The gain in 2011 is a result of the April 2011 purchase of $50.0 million face value of CMBS Loans for $35.0 million, net of deferred financing costs. In June 2010, the Company purchased $46.6 million face value of CMBS Loans for $22.6 million, recognizing a net gain on the transaction of $23.3 million, and completed an offering which retired outstanding senior and senior subordinated notes and recorded a pre-tax loss of $4.6 million.

During the first-half of 2011, the Company recognized a pre-tax gain on early extinguishments of debt of $47.9 million, compared with a pre-tax loss on early extinguishments of debt of $28.7 million in the first-half of 2010. The gain in 2011 is the result of the March 2011 purchase of $108.1 million face value of CMBS Loans for $73.5 million net of deferred financing costs and the April 2011 purchase described above. The loss in 2010 is the result of a first-quarter charge to record an additional liability pursuant to the terms of an amendment under which the Company agreed to pay lenders selling CMBS loans during the fourth quarter 2009 an additional $47.4 million for their loans previously sold, offset by the net gain recorded in the second quarter 2010 as described above.

The Company’s second quarter 2011 effective tax rate benefit was approximately 39 percent, compared with an effective tax rate benefit of approximately 37 percent for the second quarter 2010. The increase in the benefit was primarily due to effects of state income taxes and federal tax credits, partially offset by the impact of nondeductible expenses and accrued interest on prior years’ uncertain tax positions.

(1)

Property EBITDA (earnings before interest, taxes, depreciation and amortization), Adjusted EBITDA and income from operations before impairment charges are measurements not in accordance with Generally Accepted Accounting Principles (GAAP) but are commonly used in the gaming industry as measures of performance and as bases for valuation of gaming companies. Reconciliations of Property EBITDA to Net loss attributable to Caesars Entertainment Corporation and of Net loss attributable to Caesars Entertainment Corporation to Adjusted EBITDA are attached to this release. Property EBITDA consists of income/(loss) from operations before depreciation and amortization, project opening costs, write-downs, reserves and recoveries, impairment of intangible assets, income/(losses) on interests in non-consolidated affiliates, corporate expense, acquisition and integration costs, and amortization of intangible assets. Property EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, Property EBITDA should not be construed as an alternative to loss from operations (as an indicator of our operating performance) or to Cash flows from operating activities (as a measure of liquidity) as determined in accordance with generally accepted accounting principles. All companies do not calculate EBITDA in the same manner. As a result, Property EBITDA as presented by our company may not be comparable to similarly titled measures presented by other companies.

(2)	Does not include the pro forma effect of adjustments related to properties and yet-to-be-realized cost savings from our profitability improvement programs.

Caesars Entertainment will host a conference call today, August 9 at 8 a.m. Pacific Daylight Time to review its second-quarter results. The call will be accessible in the Investor Relations section of www.caesars.com.

If you would like to ask questions and be an active participant in the call you should dial (877) 637-3723, or (832) 412-1752 for international callers, and enter Conference ID 85335755 about 10 minutes before the call start time. A recording of the live call will be available on our website for 90 days after the event.

* * * * *

Caesars Entertainment Corporation is the world’s most diversified casino-entertainment company. Since its beginning in Reno, Nevada, more than 73 years ago, Caesars has grown through development of new resorts, expansions and acquisitions, and now operates casinos on four continents. The company’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars also owns the World Series of Poker® and the London Clubs International family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. We are committed to environmental sustainability and energy conservation and recognize the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Caesars. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Caesars may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the impact of the Company’s significant indebtedness;

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular;

•

construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•	the effects of environmental and structural building conditions relating to our properties;

•	the ability to timely and cost-effectively integrate companies that we acquire into our operations;

•	the ability to realize the expense reductions from our cost savings programs;

•	access to available and reasonable financing on a timely basis;

•

changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions and fines and taxation;

•	the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales;

•	our ability to recoup costs of capital investments through higher revenues;

•	acts of war or terrorist incidents, severe weather conditions, political uprisings or natural disasters;

•	access to insurance on reasonable terms for our assets;

•	abnormal gaming holds;

•	the potential difficulties in employee retention and recruitment as a result of our substantial indebtedness, the recent downturn in the gaming and hotel industries, or any other factor; and

•	the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Caesars disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.

-More-

CAESARS ENTERTAINMENT CORPORATION

CONSOLIDATED SUMMARY OF OPERATIONS

(UNAUDITED)

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions)	2011	2010	2011	2010
Net revenues	$2,229.1	$2,220.7	$4,408.1	$4,409.1
Property operating expenses	(1,687.3)	(1,750.5)	(3,381.4)	(3,445.2)
Depreciation and amortization	(174.0)	(197.0)	(350.8)	(366.7)

Operating profit	367.8	273.2	675.9	597.2
Project opening costs and other items	(29.2)	(96.7)	(47.7)	(109.9)
Impairment of intangible assets, including goodwill	—	(100.0)	—	(100.0)
(Loss)/income on interests in non-consolidated affiliates	(3.4)	0.1	(3.0)	(0.5)
Corporate expense	(44.2)	(36.9)	(78.6)	(71.4)
Acquisition and integration costs	0.4	(0.4)	(2.3)	(7.6)
Amortization of intangible assets	(39.3)	(39.6)	(78.6)	(82.3)

Income/(loss) from operations	252.1	(0.3)	465.7	225.5
Interest expense, net of interest capitalized	(524.6)	(456.8)	(998.0)	(948.3)
Gains/(losses) on early extinguishments of debt	14.7	18.7	47.9	(28.7)
Other income, including interest income	5.0	3.8	8.5	18.4

Loss before income taxes	(252.8)	(434.6)	(475.9)	(733.1)
Benefit for income taxes	99.7	162.1	178.0	267.0

Net loss	(153.1)	(272.5)	(297.9)	(466.1)
Less: net income attributable to non-controlling interests	(2.4)	(1.5)	(5.0)	(3.5)

Net loss attributable to Caesars Entertainment Corporation	$(155.5)	$(274.0)	$(302.9)	$(469.6)

CAESARS ENTERTAINMENT CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

(In millions)	June 30, 2011	December 31, 2010
Assets
Current assets
Cash and cash equivalents	$1,037.8	$987.0
Receivables, less allowance for doubtful accounts of $217.7 and $216.3	418.2	393.2
Deferred income taxes	167.6	175.8
Prepayments and other current assets	290.7	184.1
Inventories	49.6	50.4
Assets held for sale	2.8	—

Total current assets	1,966.7	1,790.5

Land, buildings, riverboats and equipment, net of accumulated depreciation	17,477.1	17,766.6
Goodwill	3,468.3	3,420.9
Intangible assets other than goodwill	4,720.4	4,711.8
Investments in and advances to non-consolidated affiliates	101.9	94.0
Restricted cash	461.5	—
Deferred charges and other	766.9	803.9

	$28,962.8	$28,587.7

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$300.0	$251.4
Interest payable	186.3	201.5
Accrued expenses	1,097.6	1,074.3
Current portion of long-term debt	44.6	55.6

Total current liabilities	1,628.5	1,582.8
Long-term debt	19,539.4	18,785.5
Deferred credits and other	918.3	923.1
Deferred income taxes	5,446.1	5,623.7

	27,532.3	26,915.1

Redeemable non-controlling interests	36.0	—

Stockholders’ equity
Common stock	0.7	0.7
Additional paid-in capital	6,915.8	6,906.5
Accumulated deficit	(5,397.8)	(5,105.6)
Accumulated other comprehensive loss	(168.6)	(168.8)

Total Caesars Entertainment Corporation Stockholders’ equity	1,350.1	1,632.8
Non-controlling interests	44.4	39.8

Total stockholders’ equity	1,394.5	1,672.6

	$28,962.8	$28,587.7

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION

(UNAUDITED)

	Quarter Ended June 30, 2011
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$786.4	$477.4	$267.7	$185.1	$268.8	$108.6	$112.1	$23.0	$2,229.1
Property operating expenses	(553.3)	(393.1)	(204.8)	(125.2)	(205.3)	(87.3)	(95.5)	(22.8)	(1,687.3)

Property EBITDA	233.1	84.3	62.9	59.9	63.5	21.3	16.6	0.2	541.8
Depreciation and amortization	(56.2)	(43.4)	(18.2)	(12.1)	(19.7)	(7.0)	(9.8)	(7.6)	(174.0)

Operating profit/(loss)	176.9	40.9	44.7	47.8	43.8	14.3	6.8	(7.4)	367.8
Project opening costs and other items	(8.5)	(2.2)	(2.5)	—	(2.8)	(0.1)	—	(13.1)	(29.2)
(Loss)/income on interests in nonconsolidated affiliates	(2.0)	(0.5)	0.2	—	—	—	(0.5)	(0.6)	(3.4)
Corporate expense	—	—	—	—	—	—	—	(44.2)	(44.2)
Acquisition and integration costs	—	—	—	—	—	—	—	0.4	0.4
Amortization of intangible assets	(19.0)	(3.7)	(5.5)	—	(0.4)	(3.4)	(3.7)	(3.6)	(39.3)

Income/(loss) from operations	147.4	34.5	36.9	47.8	40.6	10.8	2.6	(68.5)	252.1

Interest expense, net of interest capitalized									(524.6)
Gains on early extinguishments of debt									14.7
Other income, including interest income									5.0

Loss before income taxes									(252.8)
Benefit for income taxes									99.7

Net loss									(153.1)
Less: net income attributable to non-controlling interests									(2.4)

Net loss attributable to Caesars Entertainment Corporation									$(155.5)

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION

(UNAUDITED)

	Quarter Ended June 30, 2010
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$712.7	$487.9	$298.7	$186.1	$295.5	$110.8	$110.7	$18.3	$2,220.7
Property operating expenses	(535.9)	(406.2)	(252.6)	(129.1)	(236.4)	(88.6)	(91.3)	(10.4)	(1,750.5)

Property EBITDA	176.8	81.7	46.1	57.0	59.1	22.2	19.4	7.9	470.2
Depreciation and amortization	(71.4)	(48.0)	(20.0)	(12.4)	(20.3)	(8.1)	(8.8)	(8.0)	(197.0)

Operating profit/(loss)	105.4	33.7	26.1	44.6	38.8	14.1	10.6	(0.1)	273.2
Project opening costs and other items	(15.9)	(1.1)	(0.6)	—	(0.1)	—	—	(79.0)	(96.7)
Impairment of intangible assets, including goodwill	—	—	(51.0)	—	—	(49.0)	—	—	(100.0)
Income/(loss) on interests in nonconsolidated affiliates	1.8	(1.2)	0.2	—	—	—	—	(0.7)	0.1
Corporate expense	—	—	—	—	—	—	—	(36.9)	(36.9)
Acquisition and integration costs	—	—	—	—	—	—	—	(0.4)	(0.4)
Amortization of intangible assets	(19.2)	(3.7)	(5.3)	—	(0.4)	(3.5)	(4.0)	(3.5)	(39.6)

Income/(loss) from operations	72.1	27.7	(30.6)	44.6	38.3	(38.4)	6.6	(120.6)	(0.3)

Interest expense, net of interest capitalized									(456.8)
Gains on early extinguishments of debt									18.7
Other income, including interest income									3.8

Loss before income taxes									(434.6)
Benefit for income taxes									162.1

Net loss									(272.5)
Less: net income attributable to non-controlling interests									(1.5)

Net loss attributable to Caesars Entertainment Corporation									$(274.0)

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION

(UNAUDITED)

	Six Months Ended June 30, 2011
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$1,512.8	$926.8	$553.8	$362.5	$545.9	$214.2	$248.6	$43.5	$4,408.1
Property operating expenses	(1,086.3)	(776.0)	(430.4)	(246.3)	(423.0)	(174.8)	(199.2)	(45.4)	(3,381.4)

Property EBITDA	426.5	150.8	123.4	116.2	122.9	39.4	49.4	(1.9)	1,026.7
Depreciation and amortization	(114.5)	(86.0)	(37.0)	(24.5)	(39.6)	(14.2)	(19.1)	(15.9)	(350.8)

Operating profit/(loss)	312.0	64.8	86.4	91.7	83.3	25.2	30.3	(17.8)	675.9
Project opening costs and other items	(12.3)	(2.2)	(5.1)	—	(2.9)	(0.2)	(0.2)	(24.8)	(47.7)
(Loss)/income on interests in nonconsolidated affiliates	(1.0)	(1.1)	0.3	—	—	—	(0.5)	(0.7)	(3.0)
Corporate expense	—	—	—	—	—	—	—	(78.6)	(78.6)
Acquisition and integration costs	(0.3)	—	—	—	—	—	(0.2)	(1.8)	(2.3)
Amortization of intangible assets	(38.2)	(7.6)	(11.0)	—	(0.7)	(7.0)	(7.4)	(6.7)	(78.6)

Income/(loss) from operations	260.2	53.9	70.6	91.7	79.7	18.0	22.0	(130.4)	465.7

Interest expense, net of interest capitalized									(998.0)
Gains on early extinguishments of debt									47.9
Other income, including interest income									8.5

Loss before income taxes									(475.9)
Benefit for income taxes									178.0

Net loss									(297.9)
Less: net income attributable to non-controlling interests									(5.0)

Net loss attributable to Caesars Entertainment Corporation									$(302.9)

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION

(UNAUDITED)

	Six Months Ended June 30, 2010
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$1,395.5	$945.4	$605.7	$373.7	$592.5	$220.7	$240.9	$34.7	$4,409.1
Property operating expenses	(1,027.8)	(795.0)	(501.5)	(256.7)	(474.2)	(179.8)	(189.8)	(20.4)	(3,445.2)

Property EBITDA	367.7	150.4	104.2	117.0	118.3	40.9	51.1	14.3	963.9
Depreciation and amortization	(121.8)	(90.3)	(39.9)	(24.9)	(40.0)	(16.2)	(17.7)	(15.9)	(366.7)

Operating profit/(loss)	245.9	60.1	64.3	92.1	78.3	24.7	33.4	(1.6)	597.2
Project opening costs and other items	(32.0)	(1.2)	(1.2)	—	(0.4)	—	—	(75.1)	(109.9)
Impairment of intangible assets	—	—	(51.0)	—	—	(49.0)	—	—	(100.0)
Income/(loss) on interests in nonconsolidated affiliates	2.2	(2.2)	0.4	—	—	—	—	(0.9)	(0.5)
Corporate expense	—	—	—	—	—	—	—	(71.4)	(71.4)
Acquisition and integration costs	—	—	—	—	—	—	—	(7.6)	(7.6)
Amortization of intangible assets	(38.1)	(7.5)	(10.8)	—	(0.7)	(7.0)	(11.4)	(6.8)	(82.3)

Income/(loss) from operations	178.0	49.2	1.7	92.1	77.2	(31.3)	22.0	(163.4)	225.5

Interest expense, net of interest capitalized									(948.3)
Losses on early extinguishments of debt									(28.7)
Other income, including interest income									18.4

Loss before income taxes									(733.1)
Benefit for income taxes									267.0

Net loss									(466.1)
Less: net income attributable to non-controlling interests									(3.5)

Net loss attributable to Caesars Entertainment Corporation									$(469.6)

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION TO ADJUSTED EBITDA AND LTM ADJUSTED EBITDA

(UNAUDITED)

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing the senior notes, first lien notes, second lien notes and/or our senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

LTM Adjusted EBITDA is defined as EBITDA and Adjusted EBITDA further adjusted to include pro forma adjustments related to properties and estimated cost savings yet to be realized. Because not all companies use identical calculations, our presentation of Adjusted EBITDA and LTM Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table reconciles net loss attributable to Caesars Entertainment Corporation to Adjusted EBITDA for the second quarters ended June 30, 2011 and 2010.

(In millions)	Quarter Ended June 30, 2011	Quarter Ended June 30, 2010
Net loss attributable to Caesars Entertainment Corporation	$(155.5)	$(274.0)
Interest expense, net of capitalized interest and interest income	519.6	453.2
Benefit for income taxes	(99.7)	(162.1)
Depreciation and amortization	216.1	239.6

EBITDA	480.5	256.7
Project opening costs, abandoned projects and development costs (a)	1.5	1.6
Acquisition and integration costs (b)	(0.4)	0.4
Gains on early extinguishments of debt	(14.7)	(18.7)
Net income attributable to non-controlling interests, net of (distributions) (c)	0.6	1.2
Impairment of intangible assets, including goodwill	—	100.0
Non-cash expense for stock compensation benefits (d)	4.4	5.9
Expected recoveries from insurance claims for flood losses(e)	14.0	—
Other non-recurring or non-cash items (f)	40.2	112.8

Adjusted EBITDA (g)	$526.1	$459.9

(a)	Represents project opening costs incurred in connection with expansion and renovation projects at various properties and write-off of abandoned development projects.
(b)	Acquisition and integration costs included costs associated with the 2010 acquisition of Planet Hollywood and with development activities in the Ohio and Pennsylvania markets.
(c)	Represents minority owners’ share of income/(loss) from our majority-owned subsidiaries, net of cash distributions to minority owners.
(d)	Represents non-cash stock-based compensation expense related to stock options.
(e)	Represents non-recurring insurance recoveries related to lost profits at flooded properties to be received in future periods.

(f)	Represents the elimination of other non-recurring or non-cash items including, but not limited to, litigation awards and settlements, severance and relocation costs, permit remediation costs, gains and losses from disposal of assets, costs associated with our cost-savings initiatives, flood insurance deductibles and equity in non-consolidated subsidiaries (net of distributions).
(g)	Does not include the pro forma effect of adjustments related to properties and yet-to-be-realized cost savings from our profitability improvement programs.

The following table reconciles net loss attributable to Caesars Entertainment Corporation to Adjusted EBITDA for the six months ended June 30, 2011 and 2010 and for the year ended December 31, 2010, and reconciles net loss attributable to Caesars Entertainment Corporation to LTM Adjusted EBITDA for the last twelve months ended June 30, 2011.

	(1)	(2)	(3)
(In millions)	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010	Year Ended Dec. 31, 2010	(1)-(2)+(3) LTM
Net loss attributable to Caesars Entertainment Corporation	$(302.9)	$(469.6)	$(831.1)	$(664.4)
Interest expense, net of capitalized interest and interest income	989.2	934.1	1,947.6	2,002.7
Benefit for income taxes	(178.0)	(267.0)	(468.7)	(379.7)
Depreciation and amortization	435.3	454.9	907.8	888.2

EBITDA	943.6	652.4	1,555.6	1,846.8
Project opening costs, abandoned projects and development costs (a)	3.9	2.3	31.2	32.8
Acquisition and integration costs (b)	2.3	7.6	13.6	8.3
(Gains)/losses on early extinguishments of debt	(47.9)	28.7	(115.6)	(192.2)
Net income/(loss) attributable to non-controlling interests, net of (distributions) (c)	1.2	1.7	(2.3)	(2.8)
Impairment of intangible assets, including goodwill	—	100.0	193.0	93.0
Non-cash expense for stock compensation benefits (d)	10.3	12.6	18.1	15.8
Expected recoveries from insurance claims for flood losses(e)	14.0	—	—	14.0
Other non-recurring or non-cash items (f)	67.7	136.2	177.6	109.1

Adjusted EBITDA (g)	$995.1	$941.5	$1,871.2	1,924.8

Pro forma adjustments related to properties (h)				1.3
Pro forma adjustment for estimated cost savings yet to be realized (i)				161.4

LTM Adjusted EBITDA				$2,087.5

(a)	Represents project opening costs incurred in connection with expansion and renovation projects at various properties and write-off of abandoned development projects.
(b)	Acquisition and integration costs included costs associated with the 2010 acquisition of Planet Hollywood and with development activities in the Ohio and Pennsylvania markets.
(c)	Represents minority owners’ share of income/(loss) from our majority-owned subsidiaries, net of cash distributions to minority owners.
(d)	Represents non-cash stock-based compensation expense related to stock options.

(e)	Represents non-recurring insurance recoveries related to lost profits at flooded properties to be received in future periods.
(f)	Represents the elimination of other non-recurring or non-cash items including, but not limited to, litigation awards and settlements, severance and relocation costs, permit remediation costs, gains and losses from disposal of assets, costs associated with our cost-savings initiatives, flood insurance deductibles and equity in non-consolidated subsidiaries (net of distributions).
(g)	Does not include the pro forma effect of adjustments related to properties and yet-to-be-realized cost savings from our profitability improvement programs.
(h)	Represents the full period estimated impact of newly completed construction projects.
(i)	Represents the estimated cost savings yet to be realized from our newly identified and previously announced profitability improvement programs.

The following tables present the consolidated summary of operations of Caesars Entertainment Operating Company, Inc. for the quarters and six-month periods ended June 30, 2011 and 2010.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

CAESARS ENTERTAINMENT CORPORATION

CONSOLIDATED SUMMARY OF OPERATIONS

(UNAUDITED)

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions)	2011	2010	2011	2010
Net revenues	$1,717.7	$1,703.8	$3,425.8	$3,414.7
Property operating expenses	(1,288.5)	(1,348.0)	(2,601.8)	(2,662.6)
Depreciation and amortization	(135.8)	(155.5)	(274.2)	(285.3)

Operating profit	293.4	200.3	549.8	466.8
Project opening costs and other items	(27.0)	(89.1)	(43.4)	(95.1)
Impairment of intangible assets, including goodwill	—	(100.0)	—	(100.0)
Loss on interests in non-consolidated affiliates	(1.1)	(1.1)	(1.5)	(1.7)
Corporate expense	(36.3)	(29.0)	(63.7)	(56.0)
Acquisition and integration costs	0.3	(0.4)	(1.7)	(7.6)
Amortization of intangible assets	(24.3)	(24.7)	(48.6)	(52.5)

Income/(loss) from operations	205.0	(44.0)	390.9	153.9
Interest expense, net of interest capitalized	(500.5)	(409.8)	(954.8)	(857.6)
Losses on early extinguishments of debt	—	(4.6)	—	(4.6)
Other income, including interest income	4.7	3.5	8.4	18.0

Loss before income taxes	(290.8)	(454.9)	(555.5)	(690.3)
Benefit for income taxes	114.0	178.3	208.0	250.7

Net loss	(176.8)	(276.6)	(347.5)	(439.6)
Less: net income attributable to non-controlling interests	(2.4)	(1.5)	(5.2)	(3.6)

Net loss attributable to Caesars Entertainment Operating Company, Inc.	$(179.2)	$(278.1)	$(352.7)	$(443.2)

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

(UNAUDITED)

	Quarter Ended June 30, 2011
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$417.0	$356.6	$267.7	$185.1	$268.8	$72.3	$112.1	$38.1	$1,717.7
Property operating expenses	(293.9)	(296.9)	(204.8)	(125.2)	(205.3)	(61.1)	(95.5)	(5.8)	(1,288.5)

Property EBITDA	123.1	59.7	62.9	59.9	63.5	11.2	16.6	32.3	429.2
Depreciation and amortization	(32.4)	(30.6)	(18.3)	(12.1)	(19.7)	(5.3)	(9.8)	(7.6)	(135.8)

Operating profit	90.7	29.1	44.6	47.8	43.8	5.9	6.8	24.7	293.4
Project opening costs and other items	(6.9)	(1.7)	(2.5)	—	(2.8)	(0.1)	—	(13.0)	(27.0)
(Loss)/income on interests in non-consolidated affiliates	—	(0.3)	0.3	—	—	—	(0.5)	(0.6)	(1.1)
Corporate expense	—	—	—	—	—	—	—	(36.3)	(36.3)
Acquisition and integration costs	—	—	—	—	—	—	—	0.3	0.3
Amortization of intangible assets	(8.1)	(2.7)	(5.5)	—	(0.4)	(0.6)	(3.7)	(3.3)	(24.3)

Income/(loss) from operations	75.7	24.4	36.9	47.8	40.6	5.2	2.6	(28.2)	205.0

Interest expense, net of interest capitalized									(500.5)
Other income including interest income									4.7

Loss before income taxes									(290.8)
Benefit for income taxes									114.0

Net loss									(176.8)
Less: net income attributable to non-controlling interests									(2.4)

Net loss attributable to Caesars Entertainment Operating Company, Inc.									$(179.2)

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

(UNAUDITED)

	Quarter Ended June 30, 2010
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$348.1	$364.0	$298.7	$186.1	$295.5	$76.3	$110.7	$24.4	$1,703.8
Property operating expenses	(268.8)	(309.8)	(252.6)	(129.1)	(236.4)	(62.1)	(91.3)	2.1	(1,348.0)

Property EBITDA	79.3	54.2	46.1	57.0	59.1	14.2	19.4	26.5	355.8
Depreciation and amortization	(45.9)	(34.0)	(20.0)	(12.4)	(20.3)	(6.0)	(8.8)	(8.1)	(155.5)

Operating profit	33.4	20.2	26.1	44.6	38.8	8.2	10.6	18.4	200.3
Project opening costs and other items	(8.4)	(1.0)	(0.6)	—	(0.1)	—	—	(79.0)	(89.1)
Impairment of intangible assets, including goodwill	—	—	(51.0)	—	—	(49.0)	—	—	(100.0)
(Loss)/income on interests in non-consolidated affiliates	—	(0.5)	0.2	—	—	—	—	(0.8)	(1.1)
Corporate expense	—	—	—	—	—	—	—	(29.0)	(29.0)
Acquisition and integration costs	—	—	—	—	—	—	—	(0.4)	(0.4)
Amortization of intangible assets	(8.2)	(2.8)	(5.3)	—	(0.4)	(0.6)	(4.0)	(3.4)	(24.7)

Income/(loss) from operations	16.8	15.9	(30.6)	44.6	38.3	(41.4)	6.6	(94.2)	(44.0)

Interest expense, net of interest capitalized									(409.8)
Losses on early extinguishments of debt									(4.6)

Other income, including interest income									3.5

Loss before income taxes									(454.9)
Benefit for income taxes									178.3

Net loss									(276.6)
Less: net income attributable to non-controlling interests									(1.5)

Net loss attributable to Caesars Entertainment Operating Company, Inc.									$(278.1)

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

(UNAUDITED)

	Six Months Ended June 30, 2011
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$809.2	$691.5	$553.8	$362.5	$545.9	$141.4	$248.6	$72.9	$3,425.8
Property operating expenses	(575.9)	(590.0)	(430.4)	(246.3)	(423.0)	(121.9)	(199.2)	(15.1)	(2,601.8)

Property EBITDA	233.3	101.5	123.4	116.2	122.9	19.5	49.4	57.8	824.0
Depreciation and amortization	(66.4)	(60.8)	(37.0)	(24.5)	(39.6)	(10.8)	(19.1)	(16.0)	(274.2)

Operating profit	166.9	40.7	86.4	91.7	83.3	8.7	30.3	41.8	549.8
Project opening costs and other items	(8.5)	(1.8)	(5.2)	—	(2.9)	(0.2)	(0.2)	(24.6)	(43.4)
(Loss)/income on interests in non-consolidated affiliates	—	(0.5)	0.3	—	—	—	(0.5)	(0.8)	(1.5)
Corporate expense	—	—	—	—	—	—	—	(63.7)	(63.7)
Acquisition and integration costs	—	—	—	—	—	—	(0.2)	(1.5)	(1.7)
Amortization of intangible assets	(16.3)	(5.5)	(10.9)	—	(0.7)	(1.1)	(7.4)	(6.7)	(48.6)

Income/(loss) from operations	142.1	32.9	70.6	91.7	79.7	7.4	22.0	(55.5)	390.9

Interest expense, net of interest capitalized									(954.8)
Other income including interest income									8.4

Loss before income taxes									(555.5)
Benefit for income taxes									208.0

Net loss									(347.5)
Less: net income attributable to non-controlling interests									(5.2)

Net loss attributable to Caesars Entertainment Operating Company, Inc.									$(352.7)

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

(UNAUDITED)

	Six Months Ended June 30, 2010
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$687.9	$706.1	$605.7	$373.7	$592.5	$149.0	$240.9	$58.9	$3,414.7
Property operating expenses	(510.4)	(609.1)	(501.5)	(256.7)	(474.2)	(126.2)	(189.8)	5.3	(2,662.6)

Property EBITDA	177.5	97.0	104.2	117.0	118.3	22.8	51.1	64.2	752.1
Depreciation and amortization	(70.8)	(63.9)	(39.9)	(24.9)	(40.0)	(12.2)	(17.7)	(15.9)	(285.3)

Operating profit	106.7	33.1	64.3	92.1	78.3	10.6	33.4	48.3	466.8
Project opening costs and other items	(17.3)	(1.1)	(1.2)	—	(0.4)	—	—	(75.1)	(95.1)
Impairment of intangible assets, including goodwill	—	—	(51.0)	—	—	(49.0)	—	—	(100.0)
(Loss)/income on interests in non-consolidated affiliates	—	(1.1)	0.4	—	—	—	—	(1.0)	(1.7)
Corporate expense	—	—	—	—	—	—	—	(56.0)	(56.0)
Acquisition and integration costs	— —	— —	—	—	—	—	—	(7.6)	(7.6)
Amortization of intangible assets	(16.3)	(5.5)	(10.8)	—	(0.7)	(1.1)	(11.4)	(6.7)	(52.5)

Income/(loss) from operations	73.1	25.4	1.7	92.1	77.2	(39.5)	22.0	(98.1)	153.9

Interest expense, net of interest capitalized									(857.6)
Losses on early extinguishments of debt									(4.6)
Other income, including interest income									18.0

Loss before income taxes									(690.3)
Benefit for income taxes									250.7

Net loss									(439.6)
Less: net income attributable to non-controlling interests									(3.6)

Net loss attributable to Caesars Entertainment Operating Company, Inc.									$(443.2)

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

CAESARS ENTERTAINMENT CORPORATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT OPERATING

COMPANY, INC. TO ADJUSTED EBITDA AND LTM ADJUSTED EBITA

(UNAUDITED)

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing the senior notes, first lien notes, second lien notes and/or our senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

LTM Adjusted EBITDA is defined as EBITDA and Adjusted EBITDA further adjusted to include pro forma adjustments related to properties and estimated cost savings yet to be realized. As Planet Hollywood is an unrestricted subsidiary of CEOC, adjustments included in the table below related to Planet Hollywood are excluded from the covenant computations under the CEOC debt agreements.

Because not all companies use identical calculations, our presentation of Adjusted EBITDA and LTM Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table reconciles net loss attributable to Caesars Entertainment Operating Company, Inc. to Adjusted EBITDA for the second quarter ended June 30, 2011 and 2010.

(In millions)	Quarter Ended June 30, 2011	Quarter Ended June 30, 2010
Net loss attributable to Caesars Entertainment Operating Company, Inc.	$(179.2)	$(278.1)
Interest expense, net of capitalized interest and interest income	495.7	406.2
Benefit for income taxes	(114.0)	(178.3)
Depreciation and amortization	162.9	183.2

EBITDA	365.4	133.0
Project opening costs, abandoned projects and development costs (a)	1.5	1.6
Acquisition and integration costs (b)	(0.3)	0.4
Losses on early extinguishments of debt	—	4.6
Net income attributable to non-controlling interests, net of (distributions) (c)	0.7	1.2
Impairment of intangible assets, including goodwill	—	100.0
Non-cash expense for stock compensation benefits (d)	4.2	5.7
Expected recoveries from insurance claims for flood losses(e)	14.0	—
Other non-recurring or non-cash items (f)	26.4	96.9

Adjusted EBITDA (g)	$411.9	$343.4

(a)	Represents project opening costs incurred in connection with expansion and renovation projects at various properties and write-off of abandoned development projects.
(b)	Acquisition and integration costs included costs associated with the 2010 acquisition of Planet Hollywood and with development activities in the Ohio and Pennsylvania markets.
(c)	Represents minority owners’ share of income from our majority-owned subsidiaries, net of cash distributions to minority owners.
(d)	Represents non-cash stock-based compensation expense related to stock options.

(e)	Represents non-recurring insurance recoveries related to lost profits at flooded properties to be received in future periods.
(f)	Represents the elimination of other non-recurring or non-cash items including, but not limited to, litigation awards and settlements, severance and relocation costs, permit remediation costs, gains and losses from disposal of assets, costs associated with our cost-savings initiatives, flood insurance deductibles and equity in non-consolidated subsidiaries (net of distributions).
(g)	Does not include the pro forma effect of adjustments related to properties and yet-to-be-realized cost savings from our profitability improvement programs.

The following table reconciles net loss attributable to Caesars Entertainment Operating Company, Inc. to Adjusted EBITDA for the six months ended June 30, 2011 and 2010 and for the year ended December 31, 2010, and reconciles net loss attributable to Caesars Entertainment Operating Company, Inc. to LTM Adjusted EBITDA for the last twelve months ended June 30, 2011.

	(1)	(2)	(3)
(In millions)	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010	Year Ended Dec. 31, 2010	(1)-(2)+(3) LTM
Net loss attributable to Caesars Entertainment Operating Company, Inc.	$(352.7)	$(443.2)	$(851.1)	$(760.6)
Interest expense, net of capitalized interest and interest income	946.4	843.4	1,748.9	1,851.9
Benefit for income taxes	(208.0)	(250.7)	(490.9)	(448.2)
Depreciation and amortization	328.7	343.7	685.9	670.9

EBITDA	714.4	493.2	1,092.8	1,314.0
Project opening costs, abandoned projects and development costs (a)	3.9	2.3	28.8	30.4
Acquisition and integration costs (b)	1.7	7.6	12.8	6.9
Losses on early extinguishments of debt	—	4.6	4.7	0.1
Net income/(loss) attributable to non-controlling interests, net of (distributions) (c)	1.3	1.8	(2.1)	(2.6)
Impairment of intangible assets, including goodwill	—	100.0	193.0	93.0
Non-cash expense for stock compensation benefits (d)	9.9	12.1	17.2	15.0
Expected recoveries from insurance claims for flood losses(e)	14.0	—	—	14.0
Other non-recurring or non-cash items (f)	45.0	104.9	118.8	58.9

Adjusted EBITDA (g)	$790.2	$726.5	$1,466.0	1,529.7

Pro forma adjustments related to properties (h)				1.3
Pro forma adjustment for estimated cost savings yet to be realized (i)				113.0

LTM Adjusted EBITDA				$1,644.0

(a)	Represents project opening costs incurred in connection with expansion and renovation projects at various properties and write-off of abandoned development projects.
(b)	Acquisition and integration costs included costs associated with the 2010 acquisition of Planet Hollywood and with development activities in the Ohio and Pennsylvania markets.
(c)	Represents minority owners’ share of income from our majority-owned subsidiaries, net of cash distributions to minority owners.
(d)	Represents non-cash stock-based compensation expense related to stock options.
(e)	Represents non-recurring insurance recoveries related to lost profits at flooded properties to be received in future periods.
(f)	Represents the elimination of other non-recurring or non-cash items including, but not limited to, litigation awards and settlements, severance and relocation costs, permit remediation costs, gains and losses from disposal of assets, costs associated with our cost-savings initiatives, flood insurance deductibles and equity in non-consolidated subsidiaries (net of distributions).
(g)	Does not include the pro forma effect of adjustments related to properties and yet-to-be-realized cost savings from our profitability improvement programs.
(h)	Represents the full period estimated impact of newly completed construction projects.
(i)	Represents the estimated cost savings yet to be realized from our newly identified and previously announced profitability improvement programs.